UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  December 21, 2007 (December 17, 2007)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249
(State of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2007, INX Inc. and each of Brian Fontana, Chief Financial Officer; Paul Klotz, Vice President of Operations; and Mark Wilhelm, Vice President of Sales, executed a First Amendment to Change in Control Retention Agreement for each such executive officer (the “Amendments”). The Amendments are filed with this Current Report as Exhibits 10.1, 10.2, and 10.3, respectively, and are hereby incorporated by reference in this Item 5.02.  The Amendments change the terms of the original Change in Control Retention Agreements with such executive officers (the “Agreements”) dated December 6, 2006, as follows:

•	Extend the terms of the Agreements to December 17, 2008.

•
Replace the calculation of the cash retention payment based upon the Price Per Share as defined in the Agreements with a one-time lump sum retention payment of $250,000 payable in accordance with the terms of the Agreements.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	First Amendment to Change in Control Retention Agreement by and between INX Inc. and Brian Fontana dated December 17, 2007

10.2	First Amendment to Change in Control Retention Agreement by and between INX Inc. and Paul Klotz dated December 17, 2007

10.3	First Amendment to Change in Control Retention Agreement by and between INX Inc. and Mark Wilhelm dated December 17, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2007	INX Inc.

	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Change in Control Retention Agreement by and between INX Inc. and Brian Fontana dated December 17, 2007

10.2	First Amendment to Change in Control Retention Agreement by and between INX Inc. and Paul Klotz dated December 17, 2007

10.3	First Amendment to Change in Control Retention Agreement by and between INX Inc. and Mark Wilhelm dated December 17, 2007